EXHIBIT 21

AMERICAN COMMUNITY PROPERTIES TRUST
CONSOLIDATED ENTITES AND SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2006

At December 31, 2006, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

•	Alturas del Senorial Associates Limited Partnership, a Maryland limited partnership
•	American Community Properties Trust, a Maryland business trust
•	American Housing Management Company, a Delaware corporation
•	American Housing Properties L.P., a Delaware limited partnership
•	American Land Development U.S., Inc., a Maryland corporation
•	American Rental Management Company, a Delaware corporation
•	American Rental Properties Trust, a Maryland real estate investment trust
•	Bannister Associates Limited Partnership, a Maryland limited partnership
•	Bayamon Garden Associates Limited Partnership, a Maryland limited partnership
•	Carolina Associates Limited Partnership, a Maryland limited partnership
•	Coachman's LLC, a Maryland liability company
•	Colinas de San Juan Associates Limited Partnership, a Maryland limited partnership
•	Crossland Associates Limited Partnership, a Maryland limited partnership
•	Escorial Office Building I, Inc., a Puerto Rico corporation
•	Essex Apartments Associates, a Virginia limited partnership
•	Fox Chase Apartments, LLC, a Maryland limited liability company
•	Headen House Associates Limited Partnership, a Maryland limited partnership
•	Huntington Associates Limited Partnership, a Maryland limited partnership
•	IGP Group Corp., a Puerto Rico corporation
•	Interstate Commercial Properties, Inc., a Puerto Rico corporation
•	Interstate General Properties Limited Partnership S.E., a Maryland limited partnership
•	Jardines de Caparra Associates Limited Partnership, a Maryland limited partnership
•	Lancaster Apartments Limited Partnership, a Maryland limited partnership
•	LDA Group, a Delaware limited liability company
•	Land Development Associates S.E., a Puerto Rico partnership
•	Milford Station I, LLC, a Delaware limited liability company
•	Milford Station II, LLC, a Delaware limited liability company
•	Monserrate Associates Limited Partnership, a Maryland limited partnership
•	New Forest Apartments LLC, a Maryland limited liability company
•	Nothingham South Apartments, LLC, a Delaware limited liability company
•	Owings Chase, LLC, a Delaware limited liability company
•	Palmer Apartments Associates Limited Partnership, a Maryland limited partnership
•	Prescott Square, LLC, a Delaware limited liability company
•	San Anton Associates, a Massachusetts limited partnership
•	St. Charles Community, LLC, a Delaware limited liability company
•	Sheffield Greens Apartments, LLC, a Delaware limited liability company
•	Torres del Escorial, Inc., a Puerto Rico corporation
•	Turabo Limited Dividend Partnership, a Massachusetts limited partnership
•	Valle del Sol Associates Limited Partnership, a Maryland limited partnership
•	Village Lake Apartments LLC, a Maryland liability company
•	Wakefield Terrace Associates Limited Partnership, a Maryland limited partnership
•	Wakefield Third Age Associates Limited Partnership, a Maryland limited partnership

At December 31, 2006, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries:
•	Brookside Gardens Limited Partnership, a Maryland limited partnership
•	ELI GP, Inc., a Puerto Rico corporation
•	ELI S.E., a Puerto Rico special partnership
•	Lakeside Apartments Limited Partnership, a Maryland limited partnership
•	St. Charles Active Adult Community, L.L.C., a Maryland limited liability company